Exhibit 5.1

Gibson, Dunn & Crutcher LLP

200 Park Avenue New York, NY 10166-0193
Tel 212.351.4000
www.gibsondunn.com

Client: 92761-00073

April 1, 2016

T-Mobile US, Inc.

T-Mobile USA, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

Re:	T-Mobile USA, Inc.
Registration Statement on Form S-3 (File No. 333-192178)

Ladies and Gentlemen:

We have acted as special counsel to T-Mobile USA, Inc., a Delaware corporation (the “Company”), T-Mobile US, Inc., a Delaware corporation and the direct parent of the Company (the “Parent Guarantor”), and certain of its subsidiaries and affiliates listed on Annex A hereto (together with the Parent Guarantor, the “Guarantors”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, file no. 333-192178 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), a Post-Effective Amendment No. 1 to such Registration Statement, a Post-Effective Amendment No. 2 to such Registration Statement, the prospectus included in such Registration Statement, the prospectus supplement, dated March 29, 2016, filed with the Commission on March 30, 2016 pursuant to Rule 424(b) of the Securities Act (the “Prospectus Supplement”), and the offering by the Company pursuant thereto of $1,000,000,000 aggregate principal amount of the Company’s 6.000% Senior Notes due 2024 (the “Notes”).

The Notes have been issued pursuant to the Indenture dated as of April 28, 2013 (the “Base Indenture”), between the Company, the Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the Twenty-First Supplemental Indenture, dated as of April 1, 2016 (the “Twenty-First Supplemental Indenture”; the Base Indenture as modified in respect of the Notes by the Twenty-First Supplemental Indenture, the “Indenture”), between the Company, the Guarantors and the Trustee, and are guaranteed pursuant to the terms of the Indenture and the notation endorsed on the Notes by the Guarantors (the “Guarantees”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Base Indenture, the Twenty-First Supplemental Indenture, the Notes, the Guarantees and such other documents, corporate records, certificates of officers of the Company and the Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and

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competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Notes are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and the Guarantees of the Notes are legal, valid and binding obligations of the Guarantors obligated thereon, enforceable against such Guarantors in accordance with their respective terms.

The opinion expressed above is subject to the following additional exceptions, qualifications, limitations and assumptions:

A.    We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act as currently in effect and have made such inquiries as we consider necessary to render the opinion above. We have further assumed without independent investigation that the operating agreement or limited partnership agreement of each of the Guarantors that is a Delaware limited liability company or Delaware limited partnership constitutes a legal, valid and binding obligation of each party thereto, enforceable against it in accordance with its terms; to the extent our opinion is dependent on the interpretation of such agreement, it is based on the plain meaning of the provisions thereof in light of the Delaware Limited Liability Company Act or Delaware Revised Uniform Limited Partnership Act. Without limitation, we do not express any opinion regarding any Delaware contract law. This opinion is limited to the effect of the current state of the laws of the State of New York and the United States of America and, to the limited extent set forth above, the laws of the State of Delaware and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.    The opinion above is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers or distributions by corporations to stockholders,

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and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C.    We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the Indenture, the Guarantees or the certificates evidencing the global Notes (collectively, the “Specified Note Documents”) of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Specified Note Documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any provision that would require payment of any unamortized original issue discount (including any original issue discount effectively created by payment of a fee); (vi) any purported fraudulent transfer “savings” clause; (vii) any waiver of the right to jury trial or (viii) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP

ANNEX A

Guarantors

Name	Form of Entity	Jurisdiction of Formation

IBSV LLC	Limited liability company	Delaware

MetroPCS California, LLC	Limited liability company	Delaware

MetroPCS Florida, LLC	Limited liability company	Delaware

MetroPCS Georgia, LLC	Limited liability company	Delaware

MetroPCS Massachusetts, LLC	Limited liability company	Delaware

MetroPCS Michigan, LLC	Limited liability company	Delaware

MetroPCS Networks California, LLC	Limited liability company	Delaware

MetroPCS Networks Florida, LLC	Limited liability company	Delaware

MetroPCS Nevada, LLC	Limited liability company	Delaware

MetroPCS New York, LLC	Limited liability company	Delaware

MetroPCS Pennsylvania, LLC	Limited liability company	Delaware

MetroPCS Texas, LLC	Limited liability company	Delaware

Powertel Memphis Licenses, Inc.	Corporation	Delaware

Powertel/Memphis, Inc.	Corporation	Delaware

SunCom Wireless Holdings, Inc.	Corporation	Delaware

SunCom Wireless Investment Company LLC	Limited liability company	Delaware

SunCom Wireless License Company, LLC	Limited liability company	Delaware

SunCom Wireless Management Company, Inc.	Corporation	Delaware

SunCom Wireless Operating Company, L.L.C.	Limited liability company	Delaware

SunCom Wireless Property Company, L.L.C.	Limited liability company	Delaware

SunCom Wireless, Inc.	Corporation	Delaware

T-Mobile Central LLC	Limited liability company	Delaware

T-Mobile Financial LLC	Limited liability company	Delaware

T-Mobile Leasing LLC	Limited liability company	Delaware

T-Mobile License LLC	Limited liability company	Delaware

T-Mobile Northeast LLC	Limited liability company	Delaware

T-Mobile PCS Holdings LLC	Limited liability company	Delaware

T-Mobile Puerto Rico Holdings LLC	Limited liability company	Delaware

T-Mobile Puerto Rico LLC	Limited liability company	Delaware

T-Mobile Resources Corporation	Corporation	Delaware

T-Mobile South LLC	Limited liability company	Delaware

T-Mobile Subsidiary IV Corporation	Corporation	Delaware

T-Mobile West LLC	Limited liability company	Delaware

Triton PCS Finance Company, Inc.	Corporation	Delaware

Triton PCS Holdings Company L.L.C.	Limited liability company	Delaware

VoiceStream PCS I Iowa Corporation	Corporation	Delaware

VoiceStream Pittsburgh General Partner, Inc.	Corporation	Delaware

VoiceStream Pittsburgh, L.P.	Limited partnership	Delaware